                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          FOOTHILL INDEPENDENT BANCORP
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                          FOOTHILL INDEPENDENT BANCORP

                                 April 11, 1995

Dear Shareholder:

     The Board of Directors joins me in extending to you a cordial invitation to attend the Annual Meeting of Shareholders of Foothill Independent Bancorp which will be held on Tuesday, May 9, 1995, at 4:30 P.M., at the Glendora Country Club, 310 Amelia Avenue, Glendora, California.

     In addition to the matters to be acted on at the meeting, which are described in detail in the attached Notice of Annual Meeting and Proxy Statement, there will be a discussion of the operations of the Company and its wholly-owned subsidiary, Foothill Independent Bank. Since your participation in Company activities is important, I hope you will be able to attend.

     Whether or not you plan to attend the meeting, please be sure to complete, sign, date and return the proxy card enclosed with the Proxy Statement so that your shares may be voted in accordance with your wishes.

                                          Sincerely,

                                          George E. Langley
                                          President and Chief Executive Officer

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
 510 South Grand Ave.  / /  Glendora, California 91741  / /  (818) 963-8551  /
                               /  (714) 599-9351

                          FOOTHILL INDEPENDENT BANCORP
                             510 SOUTH GRAND AVENUE
                           GLENDORA, CALIFORNIA 91741

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 1995

TO THE SHAREHOLDERS OF FOOTHILL INDEPENDENT BANCORP:

     The 1995 Annual Meeting of Shareholders of Foothill Independent Bancorp (the "Company") will be held at the Glendora Country Club, 310 Amelia Avenue, Glendora, California, on Tuesday, May 9, 1995, at 4:30 P.M., for the following purposes as more fully described in the accompanying Proxy Statement:

          (1) To elect the four nominees named in the accompanying Proxy Statement to serve as directors for a term of two years.

          (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on April 3, 1995 will be entitled to vote at the meeting or any adjournment or postponement thereof.

     The Bylaws of the Company set forth the following procedures for nominations to the Board of Directors:

          Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of the close of business 21 days prior to any meeting of shareholders called for the election of directors or 10 days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and location of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting, and upon his instructions, the inspector of elections shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

                                          By order of the Board of Directors

                                          George E. Langley
                                          President and Chief Executive Officer

April 11, 1995

     YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD DATE, SIGN AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING, YOU WILL BE ENTITLED TO VOTE IN PERSON IF YOU WISH.

                                PROXY STATEMENT
                                       OF

                          FOOTHILL INDEPENDENT BANCORP
                             510 SOUTH GRAND AVENUE
                           GLENDORA, CALIFORNIA 91741

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Foothill Independent Bancorp, a California corporation (the "Company"), for use at its 1995 Annual Meeting of Shareholders to be held on Tuesday, May 9, 1995, at 4:30 P.M., at the Glendora Country Club located at 310 Amelia Avenue, Glendora, California, and at any adjournment or postponement thereof (the "meeting"). It is contemplated that this solicitation of proxies will be made exclusively by mail; however, if it should appear desirable to do so to ensure adequate representation at the meeting, directors, officers and employees of the Company or its wholly-owned subsidiary, Foothill Independent Bank (the "Bank"), may communicate with shareholders, brokerage houses and others by telephone, telegraph or in person, to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation will be borne by the Company.

     Holders of shares of common stock of the Company ("shareholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a shareholder may be revoked or superseded by executing a later dated proxy, or by giving notice of revocation to the Secretary of the Company, 510 South Grand Avenue, Glendora, California 91741, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement. This Proxy Statement is first being mailed to shareholders on or about April 11, 1995.

                               VOTING SECURITIES

     The shares of common stock constitute the only outstanding class of voting securities of the Company. Only the shareholders of the Company of record as of the close of business on April 3, 1995 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of April 3, 1995, there were 3,564,979 shares of common stock outstanding and entitled to vote. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Shareholders who abstain on any proposal or withhold authority to vote on the election of directors will be counted in determining the presence of a quorum; whereas broker non-votes will not be counted in determining the presence of a quorum. Each shareholder is entitled to one vote for each share held as of the Record Date, except that in the election of directors each shareholder may cumulate his or her votes and give any one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote at the meeting, or to distribute the votes on the same principle among as many candidates as the shareholder may choose, if (i) the name of the candidate for whom such votes are cast has been properly placed in nomination prior to the voting, and (ii) any shareholder has given notice at the meeting prior to voting of that shareholder's intention to cumulate his or her votes.

                             PRINCIPAL SHAREHOLDERS

     Set forth below is certain information as of April 3, 1995 regarding the number of shares of the Company's common stock owned by any person who was known by the Company to own more than 5% of the voting securities of the Company, by each of the executive officers of the Company named in the Summary Compensation Table in this Proxy Statement and by all directors and executive officers as a group:

                                                                AMOUNT AND
                                                                NATURE OF
                                     NAME AND ADDRESS           BENEFICIAL     PERCENT
      TITLE OF CLASS                OF BENEFICIAL OWNER         OWNERSHIP      OF CLASS
- - ---------------------------    -----------------------------    ----------     --------
Common Stock, no par value     William V. Landecena(1)            237,235(2)      6.60%
                               510 South Grand Avenue
                               Glendora, CA 91741
Common Stock, no par value     George E. Langley(3)               106,695(4)      2.96%
                               510 South Grand Avenue
                               Glendora, CA 91741
Common Stock, no par value     Tom Kramer(5)                       82,835(6)      2.31%
                               510 South Grand Avenue
                               Glendora, CA 91741
Common Stock, no par value     Donna Miltenberger(7)               19,130(8)         *
                               510 South Grand Avenue
                               Glendora, CA 91741
Common Stock, no par value     All Directors and Executive        785,970(9)     20.78%
                               Officers of the Company
                               as a group (11 in number)

- - ---------------

 *  Less than 1%.

(1) Mr. Landecena is Chairman of the Board of Directors and is a director of the Company and the Bank.

(2) Includes 29,850 shares of common stock subject to outstanding stock options exercisable during the 60-day period ending June 3, 1995.

(3) Mr. Langley is President, Chief Executive Officer and a Director of the Company and the Bank.

(4) Includes 36,750 shares of common stock subject to outstanding stock options exercisable during the 60-day period ending June 3, 1995.

(5) Mr. Kramer is Executive Vice President and Secretary of the Company and the Bank.

(6) Includes 26,250 shares of common stock subject to outstanding options exercisable during the 60-day period ending June 3, 1995.

(7) Ms. Miltenberger is Executive Vice President and Chief Administrative Officer of the Bank.

(8) Includes 15,750 shares of common stock subject to outstanding options exercisable during the 60-day period ending June 3, 1995.

(9) Includes an aggregate of 215,400 shares of common stock subject to outstanding stock options exercisable during the 60-day period ending June 3, 1995.

                             ELECTION OF DIRECTORS

     At the 1995 Annual Meeting shareholders will vote on the election of four Class II directors to serve on the Board of Directors for a two-year term ending in 1997 and until their successors are elected and have been qualified. The enclosed proxy will be voted in favor of the election to the Board of Directors of all of the four nominees named below, unless a contrary instruction is given in the proxy. All four of the nominees named below are incumbent directors of the Company that were elected by the shareholders of the Company for terms that expire in 1995. Each of the nominees named below also serve as directors of the Bank, a wholly-owned subsidiary of the Company.

     Under California law, the four nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect. Discretionary authority to cumulate votes represented by proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named as proxy holders in the enclosed Proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the nominees named below to the Board of Directors as possible.

     If any nominee becomes unavailable to serve on the Board of Directors of the Company for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

     The names and certain information concerning the four nominees for election as directors are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. Also set forth below is information concerning each of the other current directors with unexpired terms who will continue in office.

DIRECTORS AND NOMINEES

                                         SHARES OF
                             DIRECTOR  COMMON STOCK
                             OF THE    BENEFICIALLY
         NAME, AGE           COMPANY    OWNED AS OF     PERCENT               PRINCIPAL OCCUPATION
       AND POSITIONS         SINCE(1)  APRIL 3, 1995    OF CLASS            AND BUSINESS EXPERIENCE
- - ---------------------------  -------   -------------    --------   ------------------------------------------
CLASS II DIRECTOR-NOMINEES
Richard H. Barker, 60          1993        37,000(2)      1.03%    For 24 years, until his retirement in June
  Director of the Company                                          1992, Mr. Barker held various management
  and the Bank                                                     positions with City National Bank in
                                                                   Beverly Hills, California. His most recent
                                                                   position was Senior Vice President in
                                                                   charge of sales and trading in the
                                                                   Investment Department.

Charles G. Boone, 72           1973       110,114(3)      3.06%    Mr. Boone is, and for more than the past
  Director of the Company                                          five years has been, a private engineering
  and the Bank                                                     consultant in the area of cryogenic
                                                                   engineering. Prior to 1984, Mr. Boone was
                                                                   affiliated with the engineering firm of
                                                                   Linhardt & Associates.

William V. Landecena, 70       1973       237,235(3)      6.60%    Prior to his retirement in 1981, Mr.
  Chairman of the Board of                                         Landecena had been a partner for a number
  Directors and a Director                                         of years in the Arrow Meat Company.
  of the Company and the
  Bank

O.L. Mestad, 72                1973       140,948(3)      3.92%    Dr. Mestad is a private investor. Prior to
  Director of the Company                                          his retirement in 1983, Dr. Mestad had
  and the Bank                                                     been engaged in the private practice of
                                                                   dentistry for more than twenty years. From
                                                                   May 1987 until May 1992, Dr. Mestad served
                                                                   as Chairman of the Board of Directors of
                                                                   the Company and the Bank, having been
                                                                   elected to that position by the other mem-
                                                                   bers of the Board of Directors.
CLASS I DIRECTORS
George E. Langley, 54          1980       106,695(4)      2.96%    Mr. Langley was elected President and
  President, Chief                                                 Chief Executive Officer of the Company and
  Executive Officer and a                                          the Bank effective April 1, 1992. For more
  Director of the Company                                          than the preceding five years, Mr. Langley
  and the Bank                                                     served as an Executive Vice President, the
                                                                   Chief Financial Officer and Secretary of
                                                                   the Company and the Bank.

Earl A. Musser, 73             1973        52,013(3)      1.45%    Mr. Musser retired in 1981. Prior to his
  Director of the Company                                          retirement, he held various positions with
  and the Bank                                                     and also owned a dairy.

                                         SHARES OF
                             DIRECTOR  COMMON STOCK
                             OF THE    BENEFICIALLY
         NAME, AGE           COMPANY    OWNED AS OF     PERCENT               PRINCIPAL OCCUPATION
       AND POSITIONS         SINCE(1)  APRIL 3, 1995    OF CLASS            AND BUSINESS EXPERIENCE
- - ---------------------------  -------   -------------    --------   ------------------------------------------
Douglas F. Tessitor, 50        1995(5)        -0-          N/A     Mr. Tessitor is, and since 1976 has been,
  Director of the Company                                          engaged in the insurance and financial
  and the Bank                                                     planning business, marketing insurance
                                                                   products and providing financial planning
                                                                   services to individuals and closely held
                                                                   businesses. Prior to 1976, he held manage-
                                                                   ment positions with Union Bank in Los
                                                                   Angeles, California and with Chase
                                                                   Manhattan Bank in New York.

Max E. Williams, 50            1995(5)        -0-          N/A     Mr. Williams is a licensed architect with
  Director of the Company                                          a Bachelor's degree in Architecture and a
  and the Bank                                                     Master's degree in Urban and Regional
                                                                   Planning. He is, and since 1979 has been,
                                                                   the owner and president of his own
                                                                   architectural firm. Prior to 1979, Mr.
                                                                   Williams was employed as an architect by
                                                                   independent real estate development and
                                                                   architectural firms, including Lewis
                                                                   Development Company and William L. Pereira
                                                                   Associates. Mr. Williams also is a member,
                                                                   and past president of the Inland Califor-
                                                                   nia Chapter, of the American Institute of
                                                                   Architects.

- - ---------------

  * Less than 1%

(1) All dates are the dates when the named individuals first became directors of the Bank, the Company's predecessor and wholly-owned subsidiary.

(2) Includes 17,250 shares subject to outstanding options exercisable during the 60-day period ending June 3, 1995.

(3) Includes 29,850 shares subject to outstanding options exercisable during the 60-day period ending June 3, 1995.

(4) Includes 36,750 shares subject to outstanding options exercisable during the 60-day period ending June 3, 1995.

(5) Messrs. Tessitor and Williams were elected as directors of the Company in March 1995 by vote of the Board of Directors of the Company to fill two vacancies on the Board of Directors the remaining term of which will expire in 1996.

     The Board of Directors of the Company held thirteen meetings during the year ended December 31, 1994. Each incumbent Director attended at least 75% of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he served.

     There are no family relationships among any of the directors or executive officers of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based upon its review of the copies of reporting forms furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding ten percent or more of the Company's Common Stock were satisfied with respect to the Company's fiscal year ended December 31, 1994.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Bank has established an Examining and Audit Committee and a Personnel Committee (which functions essentially as a compensation committee). The Board of Directors of the Company has not established any such committees.

     The Examining and Audit Committee is comprised of four directors selected by the Board of Directors of the Bank. The members of the Examining and Audit Committee are O. L. Mestad, Richard H. Baker, Charles G. Boone, and William V. Landecena. The Examining and Audit Committee is authorized to handle all matters which it deems appropriate regarding the Bank's independent accountants and to otherwise communicate and act upon matters relating to the review and audit of the Bank's books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Bank. In addition, the Examining and Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the Bank's independent accountants. The Examining and Audit Committee held five meetings during the year ended December 31, 1994.

     The Personnel Committee is comprised of four directors selected by the Board of Directors of the Bank. The members of the Committee are William V. Landecena, O. L. Mestad, Earl A. Musser and Charles G. Boone. The Personnel Committee makes determinations with respect to compensation to be paid to the officers and other key employees of the Bank and is responsible for establishing compensation and fringe benefit programs for the employees of the Bank. The Personnel Committee held four meetings during the year ended December 31, 1994.

     The Company does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation received for the three fiscal years ended December 31, 1994 by the Company's Chief Executive Officer and the other executive officers of the Company or of the Bank whose annual compensation for 1994 exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                              ANNUAL COMPENSATION                           AWARDS
                                        -------------------------------    SECURITIES    ------------
               NAME AND                           SALARY         BONUS     UNDERLYING     ALL OTHER
          PRINCIPAL POSITION            YEAR       ($)          ($)(1)    OPTIONS (#)    COMPENSATION
- - --------------------------------------  ----     --------       -------   ------------   ------------
George E. Langley                       1994     $202,849(2)    $82,306      -0-           $ 16,023(3)
  President and Chief Executive         1993      197,194(2)     58,685      20,000          11,589(3)
  Officer of Company & Bank             1992      187,968(2)     87,967      -0-              5,234(3)

Tom Kramer                              1994      142,387        66,011      -0-              9,855(4)
  Executive Vice President,             1993      136,081        44,466      15,000           9,208(4)
  Chief Credit Officer and              1992      131,808        49,990      -0-              3,646(4)
  Secretary of Company & Bank

Tom Roberts(5)                          1994      112,824        50,116      -0-              5,096(6)
  Executive Vice President              1993      111,870        36,555      15,000           4,563(6)
  and Cashier of the Bank               1992           --            --          --              --

Donna Miltenberger(7)                   1994      124,594        57,135      -0-              3,262(8)
  Executive Vice President              1993           --            --          --              --
  and Chief Administrative              1992           --            --          --              --
  Officer of the Bank

- - ---------------

(1) Bonuses paid to the Named Officers are pursuant to annual incentive compensation programs established each year for all employees of the Bank, including the Bank's executive officers. Under this program, performance goals, relating to such matters as deposit and loan growth, improvements in loan quality and profitability were established each year. Incentive compensation, in the form of cash bonuses, was awarded based on the extent to which the Bank achieved or exceeded the performance goals.

(2) Salary figures for Mr. Langley include directors' fees paid to him by the Company and the Bank in each year presented.

(3) Includes $12,648 in above-market earnings accrued in 1994, $7,454 in 1993 and $5,234 in 1992, on compensation deferred in the years 1985 through 1988 under a deferred compensation plan in effect during that period designed to provide retirement benefits for officers and other key management employees (the "1985 Deferred Compensation Plan") and $3,375 in employer contributions to the Company's 401(k) Plan (the "401k Plan") in 1994 and $4,135 in 1993.

(4) Includes $6,480 in above-market earnings accrued in 1994, $5,153 in 1993 and $3,646 in 1992, on compensation deferred in 1985 through 1989 by Mr. Kramer under the 1985 Deferred Compensation Plan and $3,375 in employer contributions to the 401k Plan in 1994 and $4,055 in 1993.

(5) Mr. Roberts became Executive Vice President and Cashier of the Bank in January 1993 and, as a result, compensation information is set forth for 1993 and 1994 only. Mr. Roberts resigned his employment with the Bank on February 28, 1995.

(6) Includes $2,160 in above-market earnings accrued in 1994 and $1,996 in 1993 on compensation deferred in 1985 through 1989 by Mr. Roberts under the 1985 Deferred Compensation Plan and $2,936 in employer contributions to the 401k Plan in 1994 and $2,567 in 1993.

(7) Ms. Miltenberger was elected as an executive officer of the Bank in March 1994. Accordingly, compensation information is included only for the year ended December 31, 1994.

(8) Includes $3,262 in employer contributions to the 401k Plan in 1994.

                                 OPTION GRANTS

     There were no grants of stock options in fiscal 1994 to any of the Named Officers.

     Option Exercises. The following table provides information on option exercises in fiscal 1994 by the Named Officers and the value of unexercised in-the-money options held by the Named Officers as of December 31, 1994.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                                               OPTIONS AT FY-END(#)                 AT FY-END($)(1)
                       SHARES ACQUIRED        VALUE        -----------------------------     -----------------------------
       NAME            ON EXERCISE(#)      REALIZED($)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- - -------------------    ---------------     -----------     -----------     -------------     -----------     -------------
George E. Langley              --                 --          36,750               --          $45,208               --
Tom Kramer                     --                 --          26,250               --          $30,702               --
Tom Roberts(2)              2,100            $ 7,375          15,750               --          $ 5,072               --
Donna Miltenberger             --                 --          15,750               --          $23,567               --

- - ---------------

(1) The average of the high and low prices of the Company's common stock on December 31, 1994 on the NASDAQ National Market was $8.75.

(2) Mr. Roberts resigned his employment with the Bank on February 28, 1995.

     Employment Agreements. Under an employment agreement which became effective April 1, 1995 and replaces a prior employment agreement that expired on March 31, 1995, Mr. Langley is employed as the Bank's President and Chief Executive Officer for a three-year term expiring March 31, 1998. Under that agreement, Mr. Langley receives a base annual salary of $200,000 and is entitled to participate in any bonus or incentive compensation programs and other employee benefit plans generally made available to executives and key employees of the Bank. The Bank also has agreed to furnish Mr. Langley with the use of an automobile and to provide him with certain supplemental insurance benefits. Under the employment agreement, the Bank may terminate Mr. Langley's employment at any time without cause. In the event of such a termination, or a termination by Mr. Langley of his employment due to a reduction in his compensation or the scope of his authority or duties following either a merger or consolidation of the Company or the Bank in which the Company or the Bank is not the surviving entity or a sale of substantially all of the assets of the Company or the Bank, Mr. Langley's salary, bonuses and other benefits would be continued for a period of three years measured from the March 31 immediately preceding such termination. If, on the other hand, Mr. Langley voluntarily resigns his employment within 12 months following such a change in ownership, although there has been no change in his compensation or the scope of his authority or duties, his salary, bonuses and benefits would be continued for a period of twelve months following such resignation. In the event of Mr. Langley's death or disability while employed as the Bank's President and Chief Executive Officer, salary and bonuses shall cease, but the Bank will be obligated to continue the dependent health and dental insurance coverage for Mr. Langley's wife and children for a period of three years thereafter in the event of Mr. Langley's death or one year thereafter in the event of his disability.

     The Bank also has agreements with Mr. Kramer and Ms. Miltenberger which entitle each of them to receive a full year's compensation if they are terminated or their compensation or job responsibilities are reduced following either a merger or consolidation of the Company or the Bank in which the Company or the Bank is not the surviving entity or a sale of substantially all of the assets of the Company or the Bank.

     Directors' Fees. During fiscal 1994, the Bank paid the Chairman of the Board of Directors $1,950 per month and each other director, including Mr. Langley, $1,550 per month in directors' fees for services and attendance at Board and committee meetings, and each director received $454 per month as reimbursement for health insurance premiums.

     Deferred Compensation Plans. Effective January 1, 1985, the Bank adopted the 1985 Deferred Compensation Plan, a voluntary unfunded deferred compensation plan, which permitted selected full-time, salaried employees of the Bank to defer receipt of a portion of their annual salaries and bonuses during a four-year period ended December 31, 1988. The 1985 Deferred Compensation Plan was established to attract and retain key employees and directors by providing them with supplemental retirement benefits in amounts based on the amount of salary or director fees deferred annually over that four-year period and the participant's age at the time of participation. A total of 19 employees, including Messrs. Langley, Kramer and Roberts, participated in the 1985 Deferred Compensation Plan. The 1985 Deferred Compensation Plan is administered by a committee of the Board of Directors of the Bank. Participants were entitled to defer $1,200 or more of their annual compensation, over the four-year period, and will be entitled to receive supplemental retirement or survivor benefit payments over a ten-year period. Such supplemental benefits will be payable by the Bank. The benefit payments are not subject to any reduction for Social Security benefits or other offset amounts.

     The Bank has purchased life insurance on employees participating in the 1985 Deferred Compensation Plan in amounts that, in the aggregate, are expected, on an actuarial basis, to fund all of its future obligations under this plan. The Bank is the owner and sole beneficiary of all such life insurance. Thus, no direct allocation of cost is made to any one employee and no amount attributable to the expenses of the 1985 Deferred Compensation Plan is included in the Summary Compensation Table set forth above. Interest on amounts in each participant's account accrues at an annual fixed rate, and benefits are paid monthly over the ten years following a participant's retirement at age 65. It is estimated that, under this Plan, Mr. Langley will receive approximately $127,500 per year over the ten-year period following his retirement, Mr. Kramer will receive approximately $140,000 per year for ten years following his retirement and Mr. Roberts will receive approximately $40,000 per year for ten years following his retirement.

     Under a deferred compensation plan presently in effect, officers and other key employees are entitled, prior to the beginning of each fiscal year, to elect to defer a portion of their annual salary in the upcoming year under annually established unfunded deferred compensation programs designed to provide for each participating employee a supplemental retirement benefit in an amount based on the salary deferred and earnings thereon.

     Certain Transactions. The Bank has had, and in the future expects to have, banking transactions in the ordinary course of its business with directors, principal shareholders and their associates, including the making of loans to directors and their associates. Such loans and other banking transactions are made on the same terms, including interest rates and collateral securing the loans, as those prevailing at the time for comparable transactions with unaffiliated persons. In addition, such loans are made only if they do not involve more than the normal risk of collectibility and do not present other unfavorable features. The largest aggregate amount of loans which the Bank had outstanding to directors and executive officers of the Bank and their associates during the fiscal year ended December 31, 1994 was approximately $2,428,400 which represented 9.04% of the Bank's equity capital at December 31, 1994. During 1994, approximately $2,170,000 of those loans, which had been made in years prior to 1994 to businesses that are affiliated with a former director of the Company, became delinquent. The Bank has completed foreclosure proceedings with respect to one of the loans, acquiring the real property that secured the loan, and has recognized for financial reporting purposes a loss on those loans of approximately $230,000. The Bank believes it has adequate collateral security from which to recover the balance of the loans.

                         REPORT OF PERSONNEL COMMITTEE

     The Personnel Committee is responsible for approving, and evaluating the efficacy of, compensation policies and programs for the Bank, which employs all of the Company's executive officers, and for making determinations regarding the compensation of the Company's executive officers, subject to review by the full Board of Directors. In fiscal 1994 the members of the Personnel Committee were William V. Landecena, O. L. Mestad, Earl A. Musser and Charles G. Boone, all of whom are non-employee Directors of the Company and the Bank.

     The following report is submitted by the Personnel Committee members with respect to the executive compensation policies established by the Personnel Committee and approved by the Board of Directors of the Bank and the compensation of executive officers in fiscal 1994.

COMPENSATION POLICIES AND OBJECTIVES

     In adopting, and also evaluating the effectiveness of, compensation programs for executive officers, as well as other employees of the Bank, the Personnel Committee is guided by three basic principles:

     - The Company and the Bank must be able to attract and retain highly-qualified and experienced banking professionals with proven performance records.

     - Executive cash compensation in excess of base annual salaries should be primarily dependent on the Bank's performance, measured in terms of profitability, asset growth and asset quality.

     - The financial interests of the Company's senior executives should be aligned with the financial interests of the shareholders, primarily through stock option grants which reward executives for improvements in the market performance of the Company's common stock.

     Attracting and Retaining Executives and Other Key Employees. There is substantial competition among banks and other financial institutions and service organizations for qualified banking professionals. In order to retain executives and other key employees, and to attract additional well-qualified banking professionals when the need arises, the Company strives to offer salaries and health care, retirement and other employee benefit programs to its executives and other key employees which are competitive with those offered by other financial institutions and service organizations in California.

     In establishing salaries for executive officers, the Personnel Committee reviews (i) the historical performance of the executives; and (ii) available information regarding prevailing salaries and compensation programs at banks and other financial organizations which are comparable, in terms of asset-size, capitalization and performance, to the Bank. Another factor which is considered in establishing salaries of executive officers is the cost of living in Southern California, which generally is higher than in other parts of the country.

     In addition, the Bank has followed the practice of entering into multi-year employment agreements with its chief executive officer. Such agreements serve to assure continuity in that position and to deter competing banks from attempting to hire away the Bank's chief executive officer.

     In March 1995, the Bank entered into a new three year employment agreement with George Langley, the Company's Chief Executive Officer, which extends his employment for three years to March 31, 1998. Under that employment agreement, Mr. Langley's base annual salary is $200,000, the amount of which was determined based on prevailing salaries being paid by financial institutions in Southern California to chief executives with experience comparable to Mr. Langley's, Mr. Langley's long tenure with the Bank for which he has served as an executive officer since 1976, and the continuity and stability of management that Mr. Langley's retention as Chief Executive Officer provides to both the Company and the Bank.

     Performance-Based Compensation. The Personnel Committee believes that payment of compensation in excess of a senior executive's base salary should be made dependent on the level of profitability achieved by the Bank and its comparative performance as measured against the performance of other banking institutions of comparable size in Northern and Southern California ("Peer-Group Banks").

     The Personnel Committee has identified several performance factors which affect a bank's profitability and which the Personnel Committee believes are important to the enhancement of shareholder values. These include asset growth; the quality and collectibility of the Bank's assets, which consist primarily of loans and investment securities; the volume and mix of deposits, which affect the Company's net interest margin or "spread" and also its fee income; and the level of non-interest expense. On the basis of evaluations of the prior year's operations, economic and market conditions in the Bank's service areas and management and outside consultant reports, at the beginning of each fiscal year the Board of Directors establishes annual performance goals for the Bank in each of these areas, and weights these performance factors in terms of their anticipated impact on the Bank's earnings, and also establishes an earnings goal for the year. As a general rule, the performance goals that are established require that the Bank achieve a level of profitability in excess of at least the average profitability achieved by the Peer-Group Banks as a condition to the payment of any bonuses to senior executives. If that condition is satisfied, a percentage (determined by the Personnel Committee at the beginning of the fiscal year) of the higher-than-average earnings achieved by the Bank are set aside as a pool from which bonuses are paid. The amount of the bonuses that are paid from that pool, in turn, is based on the extent to which the Bank has achieved or exceeded the goals in each of the performance areas described above.

     As a result of these performance-based bonus programs, as a general rule executive compensation will be higher and the proportion of each executive's total cash compensation that is represented by incentive or bonus compensation will increase in those years when performance goals are exceeded. In 1994, the Bank's performance, in terms of several measures, exceeded the Bank's performance in 1993. As a result, in 1994 bonus compensation represented 31.9% of Mr. Langley's total cash compensation, as compared to 22.9% in 1993, 27.5% of Mr. Kramer's total cash compensation as compared to 25.3% in 1993 and 30.8% of Mr. Roberts' total cash compensation as compared to 24.6% in 1993.

     Stock Programs. In order to align the financial interests of senior executives and other key employees with those of the shareholders, the Company grants stock options to its senior executives and other key employees on a periodic basis. Stock option grants reward senior executives and other key employees for performance that results in improved market performance of the Company's stock, which directly benefits all shareholders. Generally, the number of shares included in each stock option grant is determined based on an evaluation of the executive's importance to the future performance of the Bank. As a result, as a general rule, the more senior the executive, the greater the number of option shares that are awarded. In addition, in 1993 the Bank established a 401(k) Plan in which all employees, including executive officers, may participate. Under this plan, employees may make contributions which they may elect to have invested in Company common stock. In addition, the Company makes matching contributions of up to 4% of amounts contributed by participants, with shares of common stock. Each of the named officers participated in this plan in 1994.

                                          William V. Landecena
                                          O.L. Mestad
                                          Earl A. Musser
                                          Charles G. Boone

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report, and the performance graph on page 11 shall not be incorporated by reference into any such filings.

                              COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for the Company, the S&P 500 composite index and an index of peer group companies published in the Montgomery Securities Western Bank Monitor.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                                   FOOTHILL
      MEASUREMENT PERIOD          INDEPENDENT                     PEER GROUP
    (FISCAL YEAR COVERED)           BANCORP         S&P 500        COMPANIES
    ---------------------         -----------       -------       ----------
1989                                       100             100             100
1990                                     62.16           93.44           87.13
1991                                     74.28          118.02           72.95
1992                                     90.38          123.29           71.41
1993                                    133.72          131.99           84.59
1994                                    132.65          129.96           95.48

               SOURCE: MONTGOMERY SECURITIES Western Bank Monitor

     The total cumulative return on investment (change in the period-end stock price plus reinvested dividends) for each of the periods for the Company, the S&P composite index and the peer group companies is based on the stock price or composite index at the end of fiscal 1989.

     The graph above compares the performance of the Company with that of (i) the S&P 500 composite index and (ii) an index, published in the Montgomery Securities Western Bank Monitor, which is made up of 16 independent banks and bank holding companies, including the Company, that are based and conduct business entirely or primarily in Southern California.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Vavrinek, Trine, Day & Company, who were the Company's independent accountants for the fiscal year ended December 31, 1994, have been selected by the Board of Directors as the Company's independent accountants for the fiscal year ending December 31, 1995. A representative of Vavrinek, Trine, Day & Company will attend the meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Any shareholder desiring to submit a proposal for action at the 1995 Annual Meeting of Shareholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than December 13, 1995. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

                                 OTHER MATTERS

     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                          By Order of the Board of Directors

                                          George E. Langley
                                          President

April 11, 1995

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1994 has been mailed to all shareholders of record as of April 3, 1995. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

     COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994 WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, FOOTHILL INDEPENDENT BANCORP, 510 SOUTH GRAND AVENUE, GLENDORA, CALIFORNIA 91741.

PROXY

                          FOOTHILL INDEPENDENT BANCORP
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       ANNUAL MEETING OF THE SHAREHOLDERS
                                  MAY 9, 1995

The undersigned hereby nominates, constitutes and appoints William V. Landecena, O. L. Mestad and George E. Langley, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of FOOTHILL INDEPENDENT BANCORP which the undersigned is entitled to represent and vote at the 1995 Annual Meeting of Shareholders of the Company to be held at the Glendora Country Club, 310 Amelia Avenue, Glendora, California, on May 9, 1995, at 4:30 p.m., and at any and all adjournments thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

      IMPORTANT - PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

              --------------
                  COMMON                                           [X]
                                                               Please mark
                                                                your votes
                                                                 as this

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEM 1

1.  ELECTION OF DIRECTORS:

Election of the following nominees as Class II directors for a two-year term:

Richard H. Barker, Charles G. Boone, William V. Landecena and O. L. Mestad

(INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

_______________________________________________________________

                    FOR ALL
                    NOMINEES                   WITHHOLD
                  LISTED BELOW                 AUTHORITY
                   (EXCEPT AS                 TO VOTE FOR
                  MARKED TO THE              ALL NOMINEES
                 CONTRARY BELOW)             LISTED BELOW
                       [ ]                       [ ]


I will attend meeting  [ ]

2. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THE REVERSE SIDE. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

                                             Date ______________________, 1995

                                             _________________________________
                                                 (Signature of shareholder)

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such.